As filed with the Securities and Exchange Commission

on December 3, 2008

Registration No. 333 -_____

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

____________________________________

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

__________________________

OLD REPUBLIC INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-2678171 (I.R.S. Employer Identification No.)
307 North Michigan Avenue

Chicago, Illinois  60601

(Address of Principal Executive Offices)

OLD REPUBLIC INTERNATIONAL CORPORATION EMPLOYEES SAVINGS

AND STOCK OWNERSHIP PLAN

(Full title of the plan)

__________________________

A.C. Zucaro

Old Republic International Corporation

307 North Michigan Avenue

Chicago, Illinois  60601

(Name and address of agent for service)

(312) 346-8100)

(Telephone number, including area code, of agent for service)

__________________________

copy to:

Spencer LeRoy

Old Republic International Corporation

307 North Michigan Avenue

Chicago, Illinois 60601

EXPLANATORY NOTE

This Amendment No. 1 is being filed for the purpose of filing a copy of the amended and restated Old Republic International Corporation Employee Savings and Stock Ownership Plan as an exhibit.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  EXHIBITS

4	Instruments defining the rights of security holders, including indentures
(a)	*Article FOURTH of the Restated Certificate of Incorporation of Old Republic International Corporation. (Filed as part of Exhibit 3(A) to Registrant’s Annual Report on Form 10-K for 2004).
(b)
*Amended and Restated Rights Agreement dated as of November 19, 2007 between Old Republic International Corporation and Wells Fargo Bank, N.A. (Exhibit 4.1 to Registrant’s Form 8-A filed November 19, 2007).

(c)	*Agreement to furnish certain long term debt instruments to the Securities & Exchange Commission upon request (Exhibit 4(D) on Form 8 dated August 28, 1987).
5(a)	**Opinion of William J. Dasso as to the validity of the securities being registered.
10
Old Republic International Corporation Employees Savings and Stock Ownership Plan, effective January 1, 2008 (constituting a restatement of the Employees Savings and Stock Ownership Plan previously filed).

23(a)	**Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm, with respect to Old Republic International Corporation.
23(b)	**Consent of Mayer Hoffman McCann P.C., independent registered public accounting firm, with respect to the Old Republic International Corporation Employees Savings and Stock Ownership Plan.
23(c)	**Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm, with respect to the Old Republic International Corporation Employees Savings and Stock Ownership Plan.
23(d)	**Consent of William J. Dasso (included as part of Exhibit 5).
24	**Powers of Attorney (included on signature page of Form S-8 filed December 3, 2007).
28	*Consolidated Schedule P (Exhibit 28 to Registrant's Annual Report on Form 10-K for 2007).
____________

*           Exhibit incorporated herein by reference.

**           Previously filed.

1

The Registrant has submitted the Plan to the Internal Revenue Service ("IRS") and undertakes to submit any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

  2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on the 3rd day of December, 2008.

                        OLD REPUBLIC INTERNATIONAL CORPORATION

                        By           /s/ A. C. Zucaro
                             A. C. Zucaro, Chairman and Chief Executive Officer

3

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on December 3, 2007.

Name	Position
/s/ A. C. Zucaro Aldo C. Zucaro	Chairman and Chief Executive Officer; Director (Principal Executive Officer)
/s/ Karl W. Mueller Karl W. Mueller	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
* Harrington Bischof	Director
* Jimmy A. Dew	Director
* John M. Dixon	Director
* Leo E. Knight, Jr.	Director
* John W. Popp	Director
* William A. Simpson	Director
* Arnold L. Steiner	Director
* Fredricka Taubitz	Director
* Charles F. Titterton	Director
* Dennis P. Van Mieghem	Director
* Steven R. Walker	Director

*By:    /s/ A. C. Zucaro
                   A. C. Zucaro
           Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the members of the Administration Committee have duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on December 3, 2008.

                    OLD REPUBLIC INTERNATIONAL CORPORATION
                    EMPLOYEES SAVINGS AND STOCK OWNERSHIP PLAN

                    By  /s/ A. C. Zucaro
                           A. C. Zucaro,
                           Member of the Administration Committee

ii

INDEX TO EXHIBITS

Exhibit No.	Description
4	Instruments defining the rights of security holders, including indentures.
(a)	*Article FOURTH of the Restated Certificate of Incorporation of Old Republic International Corporation. (Filed as part of Exhibit 3(A) to Registrant’s Annual Report on Form 10-K for 2004).
(b)
*Amended and Restated Rights Agreement dated as of November 19, 2007 between Old Republic International Corporation and Wells Fargo Bank, N.A. (Exhibit 4.1 to Registrant’s Form 8-A filed November 19, 2007).

(c)	*Agreement to furnish certain long term debt instruments to the Securities & Exchange Commission upon request (Exhibit 4(D) on Form 8 dated August 28, 1987).
5(a)	**Opinion of William J. Dasso as to the validity of the securities being registered.
10
Old Republic International Corporation Employees Savings and Stock Ownership Plan, effective January 1, 2008 (constituting a restatement of the Employees Savings and Stock Ownership Plan previously filed).

23(a)	**Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm, with respect to Old Republic International Corporation.
23(b)	**Consent of Mayer Hoffman McCann P.C., independent registered public accounting firm, with respect to the Old Republic International Corporation Employees Savings and Stock Ownership Plan.
23(c)	**Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm, with respect to the Old Republic International Corporation Employees Savings and Stock Ownership Plan.
23(d)	**Consent of William J. Dasso (included as part of Exhibit 5).
24	**Powers of Attorney (included on signature page of Form S-8 filed December 3, 2007).
28	*Consolidated Schedule P (Exhibit 28 to Registrant’s Annual Report on Form 10-K for 2007).
___________

*           Exhibit incorporated herein by reference.

**           Previously filed.

iii